Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September
	2009	2008	Change	2009	2008	Change
Income Account-
Retail Revenue-
Fuel	$1,539	$1,911	$(372)	$4,097	$4,506	$(409)
Non-Fuel	2,458	2,568	(110)	6,258	6,428	(170)
Wholesale Revenues	519	775	(256)	1,408	1,880	(472)
Other Electric Revenues	141	142	(1)	392	414	(22)
Non-regulated Operating Revenues	25	31	(6)	78	97	(19)
Total Revenues	4,682	5,427	(745)	12,233	13,325	(1,092)
Fuel and Purchased Power	1,901	2,531	(630)	4,997	5,895	(898)
Non-fuel O & M	821	908	(87)	2,523	2,720	(197)
MCAR Litigation Settlement	0	0	0	202	0	202
Depreciation and Amortization	332	367	(35)	1,099	1,070	29
Taxes Other Than Income Taxes	213	216	(3)	621	603	18
Total Operating Expenses	3,267	4,022	(755)	9,442	10,288	(846)
Operating Income	1,415	1,405	10	2,791	3,037	(246)
Other Income, net	54	46	8	166	71	95
Interest Charges	226	219	7	685	665	20
Income Taxes	436	435	1	829	838	(9)
Net Income	807	797	10	1,443	1,605	(162)
Dividends on Preferred and Preference Stock of Subsidiaries	17	17	0	49	49	0
NET INCOME AFTER DIVIDENDS ON PREFERRED AND PREFERENCE STOCK (See Notes)	$790	$780	$10	$1,394	$1,556	$(162)

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.